EXHIBIT 10.11
AMENDMENT
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
     The EG&G Technical Services, Inc. Employees Retirement Plan is hereby amended generally effective as March 28, 2005 for mandatory distributions within the meaning of Section 401(a)(31)(B) of the Code made on or after that date.
1.	Section 5.1(c) of the Plan is hereby amended by replacing the first sentence with the following:
     “(c) A single sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of a Participant’s Retirement Income at the time of any Separation from Service does not exceed $1,000.”
2.	Section 5.2 is hereby amended by adding the following to the end thereof:
     “Option 5. A single sum payment of Equivalent Actuarial Value provided the present value of the Participant’s Retirement Income exceeds $1,000 but does not exceed $5,000. A Participant may elect to receive such single sum payment without regard to the spousal consent requirements in Section 5.3(c).”
     EG&G Technical Services, Inc.